UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the promotion of Kevin C. Burns, age 43, to Executive Vice President, Chief Financial Officer and Chief Operating Officer, on November 21, 2013, iCAD, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated April 26, 2011, by and between the Company and Mr. Burns. The Amendment provides, among other things, as follows:

•	Mr. Burns’s title is changed from Executive Vice President of Finance and Chief Financial Officer (a position he has held with the Company since April 2011) to Executive Vice President, Chief Financial Officer and Chief Operating Officer;

•	Mr. Burns is awarded a one-time cash bonus of $50,000; and

•	Mr. Burns’s target incentive bonus percentage is increased from 40% of his base salary for each year of employment to 50% of his base salary for each year of employment, retroactively beginning on January 1, 2013.

All other substantive terms and conditions of the Employment Agreement remain unchanged. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement between iCAD, Inc. and Kevin C. Burns, dated November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCAD, INC.

Dated: November 25, 2013	/s/ Kenneth Ferry
Kenneth Ferry
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement between iCAD, Inc. and Kevin C. Burns, dated November 21, 2013.